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                                                                      EXHIBIT 99

                               [TANDY BRANDS LOGO]

TANDY BRANDS ACCESSORIES, INC.          LIPPERT/HEILSHORN & ASSOC., INC. J.S.B.
Jenkins                                 Harriet C. Fried
President/Chief Executive Officer       Assistant Vice President
(817) 548-0090                          (212) 838-3777
britt_jenkins@tandybrands.com           harriet@lhai.com or www.lhai.com


           TANDY BRANDS ACCESSORIES REPORTS THIRD QUARTER FISCAL 2002
                           EARNINGS OF $0.10 PER SHARE

ARLINGTON, TEXAS, APRIL 18, 2002 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today announced improved financial results for the quarter ended March 31, 2002, compared to the same period in fiscal 2001. For the third quarter of fiscal 2002, net sales totaled $46.6 million compared to $41.5 million for the same period in fiscal 2001. Net income for the third quarter increased to $598,000, or $0.10 per diluted share, versus net income of $388,000, or $0.07 per diluted share, for the same period last year.

For the nine months ended March 31, 2002, net sales totaled $161.3 million compared to net sales of $151.2 million for the same period in the prior year. Net income for the nine months increased to $6.0 million, or $1.03 per diluted share, versus net income of $5.3 million, or $0.94 per diluted share, for the comparable nine-month period in fiscal 2001.

J.S.B. Jenkins, president and chief executive officer, commented, "Tandy Brands had a very successful third quarter, continuing the trend of strong sales and earnings we generated in the first six months of fiscal 2002. Women's accessories did particularly well, especially with mass merchants, where we are well positioned to take advantage of today's fashion trends."

"Tandy Brands has also made substantial progress in other important areas. In March, we signed an exclusive licensing agreement with Levi Strauss & Co. to produce women's small leather goods and women's belts under the Levi's(R) name. We are very pleased to be working with this outstanding brand. Earlier this week, we announced the acquisition of substantially all of the assets of AA&E Leathercraft, Inc. This acquisition will enable us to continue our successful expansion into the sporting goods distribution channel, which we started last April when we acquired the assets of Torel, Inc."

Mr. Jenkins concluded, "Initiatives such as these, combined with the strong customer and product mix we have developed over the years, are making fiscal 2002 a strong year for Tandy Brands despite today's difficult retail environment."

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' third-quarter results in a conference call to be held today, Thursday, April 18, at 10:00 a.m. ET. The dial-in number for the call is (800) 670-3537. For those who are unable to


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listen to the live broadcast, an audio replay of the call will be available beginning at 12:00 p.m. ET on April 18 through 12:00 p.m. on Thursday, April 25, via telephone at (800) 633-8284, reservation code #20502783. A live webcast of the conference call will also be broadcast on www.vcall.com.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, and hunting, cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.



                               (TABLES TO FOLLOW)


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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                     Three Months Ended               Nine Months Ended
                                                         March 31,                         March 31,
                                                 --------------------------      --------------------------
                                                    2002            2001            2002            2001
                                                 ----------      ----------      ----------      ----------
Net sales                                        $   46,629      $   41,540      $  161,342      $  151,232
Cost of goods sold                                   30,354          27,575         104,818          99,430
                                                 ----------      ----------      ----------      ----------
     Gross margin                                    16,275          13,965          56,524          51,802

Selling, general and administrative expenses         13,304          11,202          40,417          36,636
Depreciation and amortization                         1,295           1,379           4,017           3,831
                                                 ----------      ----------      ----------      ----------
     Total operating expenses                        14,599          12,581          44,434          40,467
                                                 ----------      ----------      ----------      ----------

Operating Income                                      1,676           1,384          12,090          11,335

Interest expense                                       (720)           (779)         (2,355)         (2,800)
Royalty and other income                                 28              28              40              62
                                                 ----------      ----------      ----------      ----------


Income before provision for income taxes                984             633           9,775           8,597
Provision for income taxes                              386             245           3,804           3,326
                                                 ----------      ----------      ----------      ----------

Net income                                       $      598      $      388      $    5,971      $    5,271
                                                 ==========      ==========      ==========      ==========


Earnings per share                               $     0.10      $     0.07      $     1.04      $     0.94

Earnings per share--assuming dilution            $     0.10      $     0.07      $     1.03      $     0.94


Common shares outstanding                             5,800           5,571           5,760           5,587

Common shares outstanding--assuming dilution          5,853           5,572           5,790           5,594



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                         TANDY BRANDS ACCESSORIES, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                             March 31,       June 30,
                                                                               2002            2001
                                                                             ---------      ---------
ASSETS                                                                      (Unaudited)
Current assets:
     Cash and short-term investments                                         $   1,067      $      79
     Accounts receivable, net                                                   35,263         34,459
     Inventories                                                                53,708         62,335
     Other current assets                                                        4,097          3,829
                                                                             ---------      ---------
          Total current assets                                                  94,135        100,702
                                                                             ---------      ---------

Fixed assets:
     Property, plant and equipment, at cost                                     27,568         26,451
     Accumulated depreciation                                                  (13,970)       (11,963)
                                                                             ---------      ---------
          Net property, plant and equipment                                     13,598         14,488
                                                                             ---------      ---------

Goodwill, less amortization                                                     12,505         13,215
Other noncurrent assets                                                          8,188          8,579
                                                                             ---------      ---------
          Total other assets                                                    20,693         21,794
                                                                             ---------      ---------

          TOTAL ASSETS                                                       $ 128,426      $ 136,984
                                                                             =========      =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                        $   3,920      $   9,408
     Accrued expenses                                                            7,937          4,911
                                                                             ---------      ---------
          Total current liabilities                                             11,857         14,319
                                                                             ---------      ---------

     Notes payable                                                              34,287         47,400
     Other noncurrent liabilities                                                2,321          1,130
                                                                             ---------      ---------

          Total liabilities                                                     48,465         62,849
                                                                             ---------      ---------

Stockholders' equity:
     Common stock, $1 par value; 10,000,000 shares authorized; 5,882,926
         shares issued as of March 31, 2002 and June 30, 2001                    5,883          5,883
     Additional paid-in capital                                                 22,463         22,572
     Cumulative other comprehensive income                                      (1,726)          (670)
     Retained earnings                                                          53,971         48,000
     Treasury stock, at cost                                                      (630)        (1,650)
                                                                             ---------      ---------

          Total stockholders' equity                                            79,961         74,135
                                                                             ---------      ---------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                           $ 128,426      $ 136,984
                                                                             =========      =========

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